UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At Republic Airways Holdings Inc.’s Annual Meeting of Stockholders held on June 8, 2010, three proposals were voted upon by the Company’s stockholders. A description of the proposals and a tabulation of the votes follows:

1.            To elect seven directors to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.  All seven nominees were elected:

Name	For Nominee	Authority Withheld From Nominee	Broker Non-Votes
Bryan K. Bedford	23,804,243	409,636	6,670,222
Lawrence J. Cohen	13,054,282	11,159,597	6,670,222
Douglas J. Lambert	23,073,434	1,140,445	6,670,222
Neal S. Cohen	22,263,053	1,950,826	6,670,222
Mark L. Plaumann	23,647,850	566,029	6,670,222
Richard P. Schifter	23,759,766	454,113	6,670,222
David N. Siegel	22,276,256	1,937,623	6,670,222

2.           To approve the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
9,119,852	15,044,801	49,226	6,670,222

3.           To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
30,399,562	406,206	78,333	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Dated: June 8, 2010